Exhibit 99.1

Mid Penn Bancorp, Inc. Signs Definitive Agreement to Acquire Riverview Financial Corporation

Combination of two leading franchises creates a premier Pennsylvania community bank with approximately $4.8 billion in assets

MILLERSBURG, PA, and HARRISBURG, PA, June 30, 2021 (GLOBE NEWSWIRE) — Mid Penn Bancorp, Inc. (“Mid Penn”) (NASDAQ:MPB), headquartered in Millersburg, Pennsylvania, and Riverview Financial Corporation (“Riverview”) (NASDAQ:RIVE), headquartered in Harrisburg, Pennsylvania, today jointly announced the signing of a definitive merger agreement pursuant to which Mid Penn will acquire Riverview in an all-stock transaction valued at approximately $124.7 million (based upon Mid Penn’s closing stock price of $27.47 for the trading day ending June 29, 2021).

The merger, unanimously approved by both boards of directors, will enhance Mid Penn’s footprint throughout central Pennsylvania. In addition to providing entry into the growing Lehigh Valley and State College markets, the combination also provides access to attractive core deposit funding markets including the Clearfield and Altoona geographies in western Pennsylvania. The transaction creates a combined community banking franchise with approximately $4.8 billion in assets, $3.7 billion in deposits and $3.7 billion in loans. Following the transaction, Mid Penn will be the sixth largest Pennsylvania headquartered bank under $10 billion and will retain its standing as the top-ranked community bank by deposit market share in the Harrisburg MSA.

Under the terms of the merger agreement, shareholders of Riverview common stock will receive 0.4833 shares of Mid Penn common stock for each share of Riverview common stock they own. All options to purchase Riverview common stock will be cashed out upon completion of the merger. The transaction is intended to qualify as a reorganization for federal income tax purposes and, as a result, the receipt of Mid Penn common stock by shareholders of Riverview is expected to be tax-free.

Strategic Highlights:

•	The combination delivers increased scale, lending limits and competitive capabilities throughout Pennsylvania markets

•	Provides entrance into the dynamic Lehigh Valley and State College markets, and adds high quality core deposits in western Pennsylvania

•	Transaction creates greater positive operating leverage, increased profitability, and stock liquidity

“We are pleased to welcome the Riverview shareholders, customers and employees to the Mid Penn family,” said Mid Penn President and CEO Rory G. Ritrievi. “These two great community bank organizations have been familiar with each other for years as competitors but now get to provide world class customer service to our markets throughout Pennsylvania together. This combination provides strong economic value to both shareholder groups and creates a financial institution with plenty of muscle at a time when it is most important. That muscle should allow us to continue to provide best in class return to both groups of shareholders.”

“This is an exciting opportunity to join a like-minded, high-performing community bank with considerable franchise value and growth potential,” said Brett D. Fulk, Riverview’s President and Chief Executive Officer. “Mid Penn has a high degree of familiarity with our operating markets and business lines. They share our relationship-centric culture, and together we will provide our clients with growth opportunities via higher lending limits and the ability to further invest in technology and digital initiatives. We are pleased to continue to work on behalf of our valued customers and communities with Rory and his team.”

Subject to customary closing conditions, including the receipt of regulatory approvals and Mid Penn and Riverview shareholder approvals, the merger is expected to close in the fourth quarter of 2021. Following completion of the merger, Riverview Bank will be merged with and into Mid Penn Bank. Additionally, two Riverview directors will join the board of directors of Mid Penn Bancorp, Inc.

Piper Sandler & Co. served as financial advisor to Mid Penn in connection with the transaction and Stephens Inc. rendered a fairness opinion to Mid Penn’s board of directors. Pillar+Aught served as legal advisor to Mid Penn in the transaction. Janney Montgomery Scott LLC served as financial advisor to Riverview in connection with the transaction and rendered a fairness opinion to the Riverview board of directors. Luse Gorman, PC served as legal advisor to Riverview.

Conference Call and Webcast Details

Mid Penn will conduct a live conference call and webcast to discuss the transaction at 10 am Eastern Time on July 1, 2021. To listen to the live call, please dial 1-877-270-2148 and ask to be joined to the Mid Penn Bancorp, Inc. call.

The link to the webcast is: https://services.choruscall.com/mediaframe/webcast.html?webcastid=2aQkaKi9

The webcast, along with related slides, will be available on the Mid Penn website (www.midpennbank.com) and the Riverview website (www.riverviewbankpa.com).

About Mid Penn Bancorp, Inc.

Mid Penn Bancorp, Inc. (NASDAQ: MPB) is the holding company for Mid Penn Bank, a Pennsylvania bank and trust company headquartered in Millersburg, Pennsylvania, that has been serving the community since 1868. Mid Penn Bank operates retail locations throughout the Commonwealth of Pennsylvania and has total assets of approximately $3 billion. Its footprint includes Berks, Bucks, Chester, Cumberland, Dauphin, Fayette, Lancaster, Luzerne, Montgomery, Northumberland, Schuylkill and Westmoreland counties. Mid Penn Bank offers a comprehensive portfolio of products and services to meet the banking needs of the communities it serves.

About Riverview Financial Corporation

Riverview Financial Corporation is the parent company of Riverview Bank. An independent community bank, Riverview Bank serves the Pennsylvania market areas of Berks, Blair, Bucks, Centre, Clearfield, Cumberland, Dauphin, Huntingdon, Lebanon, Lehigh, Lycoming, Perry and Schuylkill Counties through 23 community banking offices and three limited purpose offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Riverview’s business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies. The Company’s common stock trades on the NASDAQ Global Market under the symbol “RIVE”. The Investor Relations site can be accessed at https://www.riverviewbankpa.com/.

Additional Information and Where to Find It

The proposed transaction will be submitted to the shareholders of Riverview and Mid Penn for their consideration and approval. In connection with the proposed transaction, Mid Penn will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4, which will include a joint proxy statement of Mid Penn and Riverview and a prospectus of Mid Penn and other relevant documents concerning the proposed transaction. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. INVESTORS AND SHAREHOLDERS OF MID PENN AND RIVERVIEW ARE URGED TO READ THE REGISTRATION

STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Mid Penn and Riverview, free of charge from the SEC’s Internet site (www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, free of charge, or by contacting Mid Penn Bancorp, Inc., 349 Union Street, Millersburg, Pennsylvania 17061, attention: Investor Relations (telephone (717) 692-7105); or Riverview Financial Corporation 3901 North Front Street, Harrisburg, Pennsylvania 17110, attention: Investor Relations (telephone (717) 957-2196).

Participants in the Solicitation

Mid Penn, Riverview and their respective directors, executive officers, and certain other members of management and employees may be deemed to be participants in the solicitation of proxies from Mid Penn and/or Riverview shareholders in connection with the proposed transaction under the rules of the SEC. Information regarding Mid Penn’s directors and executive officers is available in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on March 25, 2021, and its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Commission on March 15, 2021, and other documents filed by Mid Penn with the SEC. Information regarding Riverview’s directors and executive officers is available in its definitive proxy statement relating to its 2021 Annual Meeting of Shareholders, which was filed with the SEC on April 28, 2021, and its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the Commission on March 11, 2021 and other documents filed by Riverview with the SEC. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials filed with the SEC, which may be obtained free of charge as described in the preceding paragraph.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, expectations or predictions of future financial or business performance, conditions relating to Mid Penn and Riverview, or other effects of the proposed merger on Mid Penn and Riverview. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may,” or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements are made only as of the date of this filing, and neither Mid Penn nor Riverview undertakes any obligation to update any forward-looking statements contained in this presentation to reflect events or conditions after the date hereof. Actual results may differ materially from those described in any such forward-looking statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: the failure to obtain necessary regulatory approvals (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the transaction on a timely basis or at all or other delays in completing the transaction; the magnitude and duration of the COVID-19 pandemic and its impact on the global economy and financial market conditions and the business, results of operations, and financial condition of Mid Penn and Riverview; the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against Mid Penn or Riverview; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; the dilution caused by Mid Penn’s issuance of additional shares of its capital stock in connection with the transaction; the timing of closing the Merger; difficulties and delays in integrating the business or fully realizing cost savings and other benefits of the transaction; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of products and services; increased competition in the markets of Mid Penn and Riverview; success, impact, and timing of business strategies of Mid Penn and Riverview; economic conditions, including downturns in the local, regional or national economies; the impact, extent and timing of technological changes; changes in accounting policies or practices; changes in laws and regulations; actions of the Federal Reserve Board and other legislative and regulatory actions and reforms; and other factors that may affect the future results of Mid Penn and Riverview. Additional factors that could cause results to differ materially from those described above can be found in Mid Penn’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings, each of which is on file with the SEC and available in the “Investors” section of Mid Penn’s website, www.midpennbank.com, under the heading “SEC Filings” and in other documents Mid Penn files with the SEC, and in Riverview’s Annual Report on Form 10-K for the year ended December 31, 2020 and in its subsequent Quarterly Reports on Form 10-Q, including in the respective Risk Factors sections of such reports, as well as in subsequent SEC filings, each of which is on file with and available in the “Investor Relations” section of Riverview’s website, www.riverviewbankpa.com, under the heading “Financial Highlights” and then “SEC Filings” and in other documents Riverview files with the SEC.